Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts


Nuveen Investment Trust V
333-03715, 811-07619


We hereby file the new Investment
Management Agreement,
as an Exhibit to Sub-Item 7711(e) for the above-referenced trust.
This agreement was approved by shareholders on October 12, 2007 to take effect on November 13, 2007


MANAGEMENT AGREEMENT
BETWEEN
NUVEEN INVESTMENT TRUST V
AND
NUVEEN ASSET MANAGEMENT
NUVEEN INVESTMENT TRUST V, a
Massachusetts business trust registered under
the Investment Company Act of 1940 (1940
Act) as an open-end diversified management
series investment company (Trust), hereby
appoints NUVEEN ASSET MANAGEMENT, a
Delaware corporation registered under the
Investment Advisers Act of 1940 as an
investment adviser, of Chicago, Illinois
(Manager), to furnish investment advisory and
management services and certain
administrative services with respect to the
portion of its assets represented by the shares of
beneficial interest issued in the series listed in
ScheduleA hereto, as such schedule may be
amended from time to time (each such series
hereinafter referred to as Fund).  Trust and
Manager hereby agree that:
1.	Investment Management Services.
Manager shall manage the investment
operations of Trust and each Fund,
subject to the terms of this Agreement
and to the supervision and control of
Trusts Board of Trustees (Trustees).
Manager agrees to perform, or arrange
for the performance of, the following
services with respect to each Fund:
(a)	to obtain and evaluate such
information relating to
economies, industries,
businesses, securities and
commodities markets, and
individual securities,
commodities and indices as it
may deem necessary or useful in
discharging its responsibilities
hereunder;
(b)	to formulate and maintain a
continuous investment program
in a manner consistent with and
subject to (i)Trusts agreement
and declaration of trust and by-
laws; (ii)the Funds investment
objectives, policies, and
restrictions as set forth in written
documents furnished by the
Trust to Manager; (iii)all
securities, commodities, and tax
laws and regulations applicable
to the Fund and Trust; and
(iv)any other written limits or
directions furnished by the
Trustees to Manager;
(c)	unless otherwise directed by the
Trustees, to determine from time to time
securities, commodities, interests or other
investments to be purchased, sold, retained or
lent by the Fund, and to implement those
decisions, including the selection of entities
with or through which such purchases, sales or
loans are to be effected;
(d)	to use reasonable efforts to manage the
Fund so that it will qualify as a regulated
investment company under subchapter M of the
Internal Revenue Code of 1986, as amended;
(e)	to make recommendations as to the
manner in which voting rights, rights to consent
to Trust or Fund action, and any other rights
pertaining to Trust or the Fund shall be
exercised;
(f)	to make available to Trust promptly
upon request all of the Funds records and ledgers and any reports or information reasonably requested by the Trust; and
(g) to the extent required by law, to
(h) furnish to regulatory authorities any
(i) information or reports relating to the
(j) services provided pursuant to this
(k) Agreement.
Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for Trust on behalf of a Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counterparts or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.
Trust hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities
Exchange Act or 1934 and Rule 11a2-2(T)
thereunder. Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).
Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for Trust or one or more Funds in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to Trust, the Funds, and Managers other customers.

Manager shall for all purposes be deemed to
be an independent contractor and not an agent
of Trust and shall, unless otherwise expressly
provided or authorized, have no authority to
act for or represent Trust in any way.
	2.	Administrative Services.  Subject to the
terms of this Agreement and to the supervision
and control of the Trustees, Manager shall
provide to the Trust facilities, equipment,
statistical and research data, clerical,
accounting and bookkeeping services, internal
auditing and legal services, and personnel to
carry out all management services required for
operation of the business and affairs of the
Funds other than those services to be performed
by the Trusts Distributor pursuant to the
Distribution Agreement, those services to be
performed by the Trusts Custodian pursuant to
the Custody Agreement, those services to be
performed by the Trusts Transfer Agent
pursuant to the Transfer Agency Agreement,
those services to be provided by the Trusts
Custodian pursuant to the Accounting
Agreement and those services normally
performed by the Trusts counsel and auditors.
	3.	Use of Affiliated Companies and
Subcontractors. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations, make use of (i)its affiliated companies and their directors, trustees, officers, and employees and
(ii)subcontractors selected by Manager,
provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement.  All costs
and expenses associated with services provided
by any such third parties shall be borne by
Manager or such parties.
 	4.	Expenses Borne by Trust.  Except to
 the extent expressly assumed by Manager
 herein or under a separate agreement between
 Trust and Manager and except to the extent
 required by law to be paid by Manager,
 Manager shall not be obligated to pay any costs
 or expenses incidental to the organization,
 operations or business of the Trust.  Without
 limitation, such costs and expenses shall
 include but not be limited to:
	(a)	all charges of depositories, custodians
and other agencies for the safekeeping and
servicing of its cash, securities, and other
property;
	(b)	all charges for equipment or services
used for obtaining price quotations or for
communication between Manager or Trust and
the custodian, transfer agent or any other agent
selected by Trust;
	(c)	all charges for and accounting services
	provided to Trust by Manager, or any other
	provider of such
	services;
	(d)	all charges for services of Trusts
independent auditors and for services to Trust
by legal counsel;
	(e)	all compensation of Trustees, other
than those affiliated with Manager, all expenses
incurred in connection with their services to
Trust, and all expenses of meetings of the
Trustees or committees thereof;
	(f)	all expenses incidental to holding
meetings of holders of units of interest in the
Trust (Shareholders), including printing and of
supplying each record-date Shareholder with
notice and proxy solicitation material, and all
other proxy solicitation expense;
	(g)	all expenses of printing of annual or
more frequent revisions of Trust prospectus(es) and of supplying each then-existing Shareholder with a copy of a revised prospectus;

	(h)	all expenses related to preparing and
transmitting certificates representing Trust
shares;
	(i)	all expenses of bond and insurance
coverage required by law or deemed advisable by
the Board of Trustees;
	(j)	all brokers commissions and other
normal charges incident to the purchase, sale, or
lending of portfolio securities;
	(k)	all taxes and governmental fees
payable to Federal, state or other governmental
agencies, domestic or foreign, including all stamp
or other transfer taxes;
	(l)	all expenses of registering and
maintaining the registration of Trust under the
1940 Act and, to the extent no exemption is
available, expenses of registering Trusts shares
under the 1933 Act, of qualifying and maintaining
qualification of Trust and of Trusts shares for sale
under securities laws of various states or other
jurisdictions and of registration and qualification
of Trust under all other laws applicable to Trust or
its business activities;
	(m)	all interest on indebtedness, if any,
incurred by Trust or a Fund; and
	(n)	all fees, dues and other expenses
incurred by Trust in connection with membership
of Trust in any trade association or other
investment company organization.
	5.Allocation of Expenses Borne by Trust.
Any expenses borne by Trust that are attributable
solely to the organization, operation or business of
a Fund shall be paid solely out of Fund assets.
Any expense borne by Trust which is not solely
attributable to a Fund, nor solely to any other
series of shares of Trust, shall be apportioned in
such manner as Manager determines is fair and
appropriate, or as otherwise specified by the
Board of Trustees.
6. Expenses Borne by Manager.
7. Manager at its own expense shall
8. furnish all executive and other
9. personnel, office space, and office
10. facilities required to render the
11. investment management and
12. administrative services set forth in this
13. Agreement.
14.
In the event that Manager pays or assumes any
expenses of Trust or a Fund not required to be
paid or assumed by Manager under this
Agreement, Manager shall not be obligated hereby
to pay or assume the same or similar expense in
the future; provided that nothing contained herein
shall be deemed to relieve Manager of any
obligation to Trust or a Fund under any separate
agreement or arrangement between the parties.
	7.	Management Fee.  For the services
rendered, facilities provided, and charges assumed
and paid by Manager hereunder, Trust shall pay to
Manager out of the assets of each Fund fees at the
annual rate for such Fund as set forth in
Schedule B to this Agreement.  For each Fund, the
management fee shall accrue on each calendar
day, and shall be payable monthly on the first
business day of the next succeeding calendar
month.  The daily fee accrual shall be computed
by multiplying the fraction of one divided by the
number of days in the calendar year by the
applicable annual rate of fee, and multiplying this
product by the net assets of the Fund, determined
in the manner established by the Board of
Trustees, as of the close of business on the last
preceding business day on which the Funds net
asset value was determined.
8. State Expense Limitation.  If for any
9. fiscal year of a Fund, its aggregate
10. operating expenses (Aggregate
11. Operating Expenses) exceed the
12. applicable percentage expense limit
13. imposed under the securities law and
14. regulations of any state in which
15. Shares of the Fund are qualified for
16. sale (the State Expense Limit), the
17. Manager shall pay such Fund the
18. amount of such excess.  For purposes
19. of this State Expense Limit, Aggregate
20. Operating Expenses shall (a) include
21. (i) any fees or expenses
22. reimbursements payable to Manager
23. pursuant to this Agreement and (ii) to
24. the extent the Fund invests all or a
25. portion of its assets in another
26. investment company registered under
27. the 1940 Act, the pro rata portion of
28. that companys operating expenses
29. allocated to the Fund, and (iii) any
30. compensation payable to Manager
31. pursuant to any separate agreement
32. relating to the Funds administration,
33. but (b) exclude any interest, taxes,
34. brokerage commissions, and other
35. normal charges incident to the
36. purchase, sale or loan of securities,
37. commodity interests or other
38. investments held by the Fund,
39. litigation and indemnification expense,
40. and other extraordinary expenses not
41. incurred in the ordinary course of
42. business.  Except as otherwise agreed
43. to by the parties or unless otherwise
44. required by the law or regulation of
45. any state, any reimbursement by
46. Manager to a Fund under this section
47. shall not exceed the management fee
48. payable to Manager by the Fund under
49. this Agreement.
Any payment to a Fund by Manager hereunder
shall be made monthly, by annualizing the
Aggregate Operating Expenses for each month as
of the last day of the month.  An adjustment for
payments made during any fiscal year of the Fund
shall be made on or before the last day of the first
month following such fiscal year of the Fund if
the Annual Operating Expenses for such fiscal
year (i) do not exceed the State Expense
Limitation or (ii) for such fiscal year there is no
applicable State Expense Limit.
	9.	Retention of Sub-Adviser.  Subject to
obtaining the initial and periodic approvals
required under Section 15 of the 1940 Act,
Manager may retain one or more sub-advisers at
Managers own cost and expense for the purpose
of furnishing one or more of the services
described in Section 1 hereof with respect to Trust
or one or more Funds.  Retention of a sub-adviser
shall in no way reduce the responsibilities or
obligations of Manager under this Agreement, and
Manager shall be responsible to Trust and its
Funds for all acts or omissions of any sub-adviser
in connection with the performance or Managers
duties hereunder.
	10.	Non-Exclusivity.  The services of
Manager to Trust hereunder are not to be deemed
exclusive and Manager shall be free to render
similar services to others.
	11.	Standard of Care.  The Manager shall
not be liable for any loss sustained by reason of
the purchase, sale or retention of any security,
whether or not such purchase, sale or retention
shall have been based upon the investigation and
research made by any other individual, firm or
corporation, if such recommendation shall have
been selected with due care and in good faith,
except loss resulting from willful misfeasance,
bad faith, or gross negligence on the part of the
Manager in the performance of its obligations
and duties, or by reason of its reckless disregard
of its obligations and duties under this
Agreement.
	12.	Amendment.  This Agreement may not
be amended as to the Trust or any Fund without
the affirmative votes (a) of a majority of the
Board of Trustees, including a majority of those
Trustees who are not interested persons of Trust
or of Manager, voting in person at a meeting
called for the purpose of voting on such approval,
and (b) of a majority of the outstanding shares of
Trust or, with respect to any amendment
affecting an individual Fund, a majority of the
outstanding shares of that Fund.  The terms
interested persons and vote of a majority of the
outstanding shares shall be construed in
accordance with their respective definitions in the
1940 Act and, with respect to the latter term, in
accordance with Rule 18f-2 under the 1940 Act.
13. Effective Date and Termination.  This
14. Agreement shall become effective as to
15. any Fund
as of the effective date for that Fund specified in
Schedule A hereto.  This Agreement may be
terminated at any time, without payment of any
penalty, as to any Fund by the Board of Trustees
of Trust, or by a vote of a majority of the
outstanding shares of that fund, upon at least
sixty (60) days written notice to Manager.  This
Agreement may be terminated by Manager at any
time upon at least sixty (60) days written notice
to Trust.  This Agreement shall terminate
automatically in the event of its assignment (as
defined in the 1940 Act).  Unless terminated as
hereinbefore provided, this Agreement shall
continue in effect with respect to any Fund
specified in Schedule A and thereafter from year
to year only so long as such continuance is
specifically approved with respect to that Fund at
least annually (a) by a majority of those Trustees
who are not interested persons of Trust or of
Manager, voting in person at a meeting called for
the purpose of voting on such approval, and
(b)by either the Board of Trustees of Trust or by
a vote of a majority of the outstanding shares of
the Fund.
15.
Ownership of Records; Interparty
16. Reporting.  All records required to be
17. maintained and preserved by Trust
18. pursuant to the provisions of rules or
19. regulations of the Securities and
20. Exchange Commission under
21. Section 31(a) of the 1940 Act or other
22. applicable laws or regulations which
23. are maintained and preserved by
24. Manager on behalf of Trust and any
25. other records the parties mutually
26. agree shall be maintained by
27. Manager on behalf of Trust are the
28. property of Trust and shall be
29. surrendered by Manager promptly on
30. request by Trust; provided that
31. Manager may at its own expense make
32. and retain copies of any such records.
Trust shall furnish or otherwise make available to
Manager such copies of the financial statements,
proxy statements, reports, and other information
relating to the business and affairs of each
Shareholder in a Fund as Manager may, at any
time or from time to time, reasonably require in
order to discharge its obligations under this
Agreement.
Manager shall prepare and furnish to Trust as to
each Fund statistical data and other information in
such form and at such intervals as Trust may
reasonably request.
	15.	Non-Liability of Trustees and
Shareholders.  Any obligation of Trust hereunder
shall be binding only upon the assets of Trust (or
the applicable Fund thereof) and shall not be
binding upon any Trustee, officer, employee,
agent or Shareholder of Trust.  Neither the
authorization of any action by the Trustees or
Shareholders of Trust nor the execution of this
Agreement on behalf of Trust shall impose any
liability upon any Trustee or any Shareholder.
	16.	Use of Managers Name.  Trust may
use the name Nuveen Investment Trust V and the Fund names listed in Schedule A or any other name derived from the name Nuveen only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Trust will cease to use any name derived from the name
Nuveen or otherwise connected with Manager, or with any organization which shall have succeeded to Managers business as investment adviser.
16. References and Headings.  In this
17. Agreement and in any such
18. amendment, references to this
19. Agreement and all expressions such as
20. herein, hereof, and hereunder shall be
21. deemed to refer to this Agreement as
22. amended or affected by any such
23. amendments.  Headings are placed
24. herein for convenience of reference
25. only and shall not be taken as a part
26. hereof or control or affect the meaning,
27. construction, or effect of this
28. Agreement.  This Agreement may be
29. executed in any number of
30. counterparts, each of which shall be
31. deemed an original.

Dated: November 13, 2007

NUVEEN INVESTMENT TRUST V



ATTEST	BY _____/S/ KEVIN J. MCCARTHY
Vice President


/s/ Virginia L. ONeal
NUVEEN ASSET MANAGEMENT



ATTEST	BY __/S/ JULIA L. ANTONATOS_
     Managing Director

/s/ Larry W. Martin


NUVEEN INVESTMENT TRUST V

MANAGEMENT AGREEMENT
SCHEDULE A
      The Funds of the Trust currently subject to this Agreement and the effective date of each are as follows:
FUND

EFFECTIVE DATE

INITIAL TERM

Nuveen Prefer
red Securities Fund

November
 13
, 2007

Until August 1, 2008



NUVEEN INVESTMENT TRUST V

MANAGEMENT AGREEMENT
SCHEDULE B

a. Compensation pursuant to Section 7 of
b. this Agreement shall be calculated with
c. respect to each Fund in accordance with
d. the following schedule applicable to the
e. average daily net assets of the Fund:
f. Each Funds Management Fee will equal
g. the sum of a Fund-Level Fee and a
h. Complex-Level Fee.  Certain Funds are
i. subject to expense limitations as
j. described in this Schedule.


k. The Fund-Level Fee for each Fund shall
l. be computed by applying the following
m. annual rate to the average total daily net
n. assets of the Fund:


Average Total Daily Net Assets

Rate


Nuveen Preferred Securities Fund

For the first $125 million
..5500%

For the next $125 million

..5375%
For the next $250 million

..5250%

For the next $500 million

..5125%

For the next $1 billion

..5000%

Over $2 billion

..4750%







c. Nuveen Asset Management will waive fees and reimburse
d. expenses in order to prevent total annual fund operating
e. expenses (excluding 12b-1 distribution and service fees and f. extraordinary expenses) from exceeding the percentage of the
g. average daily net assets of any class of fund shares of each
h. Fund as shown on the table below, subject in all cases to
i. possible further reductions as a result of reductions in the complex-
j. level fee component of the management fee.

Fund

Permanent
Expense Cap
as a percentage
of the average
daily net assets
of any class of
the Fund

Nuveen Preferred Securities Fund

1.25%




d. The Complex-Level Fee shall be calculated by
e. reference to the daily net assets of the Eligible Funds,
f. as defined in section 2 below (with such daily net assets g. to include, in the case of Eligible Funds whose advisory
h. fees are calculated by reference to net assets that
i. include net assets attributable to preferred stock issued
j. by or borrowings by the fund, such leveraging net
k. assets) (Complex-Level Assets), pursuant to the
l. following annual fee schedule:

Complex-Level
Managed Assets Effective Rate at
Breakpoint Level Breakpoint Level

		($million)
 55,000				.2000%
 56,000				.1996%
 57,000				.1989%
 60,000				.1961%
 63,000				.1931%
 66,000				.1900%
 71,000				.1851%
 76,000				.1806%
 80,000				.1773%
 91,000				.1691%
125,000				.1599%
200,000				.1505%
250,000				.1469%
300,000				.1445%

m. Eligible Funds, for purposes of the Agreement as so
n. amended, shall mean all Nuveen-branded closed-end and
o. open-end registered investment companies organized in
p. the United States.  Any open-end or closed-end funds that
q. subsequently become part of the Nuveen complex
r. because either (a) Nuveen Investments, Inc. or its
s. affiliates acquire the investment adviser to such funds (or t. the
u. advisors parent), or (b) Nuveen Investments, Inc. or its
v. affiliates acquire the funds advisers rights under the
w. management agreement for such fund, will be evaluated
x. by both Nuveen management and the Nuveen Funds
y. Board, on a case-by-case basis, as to whether or not these
z. acquired funds would be included in the Nuveen complex aa. of Eligible Funds and, if so, whether there would be a bb. basis for any adjustments to the complex-level breakpoints.

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